UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2007

Ener1, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-21138	59-2479377
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 W. Cypress Creek Road, Suite 100, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 556-4020

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 10, 2007, Ener1, Inc. ("Ener1), Ener1 Group, Inc. ("Ener1 Group"), Ener1's parent company, and Enable Capital Management LLC entered into a Securities Purchase Agreement and a Registration Rights Agreement related to 1) the sale by Ener1 Group of $2.0 million principal amount of debentures exchangeable, at the election of the investor, into up to 8.0 million shares of common stock of Ener1 owned by Ener1 Group and 2) the issuance by Ener1 Group to the investor of warrants to purchase up to 4.8 million shares of Ener1, Inc. common stock owned by Ener1 Group. The warrants have an exercise price of $0.30 per share and a term of five years. Ener1 Group is required to invest $1.6 million of the proceeds in Ener1 within 30 days of the closing. Ener1 Group's obligations under the debentures are secured by a pledge of 10.0 million shares of Ener1 common stock owned by Ener1 Group.

Under the terms of the Registration Rights Agreement, Ener1 is required to file a registration statement to register the resale of the common stock underlying the debentures and the warrants with the Securities and Exchange Commission within 30 days of the closing and have the registration statement declared effective within 90 days of the closing.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ener1, Inc.

May 14, 2007	By:	/s/ Ajit Habbu

Name: Ajit Habbu
Title: Chief Financial Officer